Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF

LECTEC CORPORATION AND AXOGEN CORPORATION

The following presents unaudited pro forma condensed combined financial statements of LecTec Corporation (“LecTec”) and AxoGen Corporation (“AxoGen”) as if the Merger had been completed at the beginning of each of the periods presented for statement of operations purposes and as of June 30, 2011 for balance sheet purposes. The following unaudited pro forma condensed combined financial statements are based on an assumption that all of AxoGen’s convertible debt, preferred stock and common stock were exchanged for LecTec’s common stock in the Merger, all of AxoGen’s stock options were exchanged for LecTec’s stock options and all of AxoGen’s outstanding warrants were forfeited. The Merger was accounted for as a purchase, with AxoGen as the acquiring entity for accounting purposes.

The historical data of LecTec and AxoGen for the year ended December 31, 2010 has been derived from their audited financial statements. The historical data of LecTec and AxoGen for the six months ended June 30, 2011 has been derived from their unaudited financial statements. The unaudited pro forma condensed combined balance sheet and statements of operations are based on assumptions and include adjustments as explained in the notes thereto.

The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of LecTec. The final allocation of the purchase price will be determined after the completion of the acquisition and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for LecTec is subject to revision as more detailed analysis is completed and additional information on the fair values of LecTec’s assets and liabilities becomes available. Any change in the fair value of the net assets of LecTec will change the amount of the purchase price allocation. Additionally, changes in LecTec’s working capital, including the results of operations from June 30, 2011 through the date the transaction is completed, will change the amount of the purchase price allocation. Furthermore, the final purchase price is dependent on the actual amount of LecTec common stock and vested employee equity awards outstanding as well as the LecTec share price on the date of closing. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

The summary unaudited pro forma condensed combined financial statements do not necessarily reflect the results of operations of LecTec and AxoGen that actually would have resulted had the Merger been consummated as of the dates referred to above. Accordingly, such data should not be viewed as fully representative of the past performance of LecTec or AxoGen or indicative of future results.

These unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of LecTec and AxoGen and should be read in conjunction with the historical financial statements of LecTec and AxoGen and the related notes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2011

ASSETS	LecTec Corporation	AxoGen Corporation	Pro Forma Adjustments		Pro Forma Combined
CURRENT ASSETS
Cash and cash equivalents	$7,840,329	$2,229,765	$1,000,000	(5)	$11,070,094
Certificates of deposit	1,714,848	—	—		1,714,848
Accounts receivable	19,111	615,828	—		634,939
Inventory	—	1,957,300	—		1,957,300
Prepaid expenses	650	162,673	—		163,323
Deferred financing costs, current	—	134,570	(134,570	)(6)	—
Deferred tax asset	18,000	—	(18,000	)(12)	—

TOTAL CURRENT ASSETS	9,592,938	5,100,136	847,430		15,540,504

NOTES AND ACCRUED INTEREST RECEIVABLE	2,520,712	—	(2,520,712	)(14)	—

PROPERTY AND EQUIPMENT, net	2,358	353,580	—		355,938

GOODWILL	—	—	1,248,563	(3)	1,248,563

INTANGIBLE ASSETS	44,559	640,614	255,441	(3)	940,614

OTHER ASSETS	—	8,000	—		8,000

TOTAL ASSETS	$12,160,567	$6,102,330	$(169,278)		$18,093,619

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$611,571	$1,623,244	$1,400,000	(10)	$3,400,979
			(213,124	)(4)
			(20,712	)(14)
Current portion of long-term debt	—	4,732,857	—		4,732,857

TOTAL CURRENT LIABILITIES	611,571	6,356,101	1,166,164		8,133,836

LONG TERM DEBT, related party	—	1,338,455	(1,338,455	)(4)	—

LONG TERM DEBT	—	5,359,090	(2,359,090	)(4)	—
			(500,000	)(4)
			(2,500,000	)(14)

PREFERRED STOCK DIVIDENDS PAYABLE	—	6,746,896	(6,746,896	)(7)	—

WARRANT LIABILITY	—	2,607,510	(2,607,510	)(6)	—

TOTAL LIABILITIES	611,571	22,408,052	(14,885,787)		8,133,836

COMMITMENTS AND CONTINGENCIES

TEMPORARY EQUITY
Series B convertible preferred stock, $.00001 par value; 17,065,217 shares authorized; 9,782,609 shares issued and outstanding	—	4,243,948	(4,243,948	)(4)	—
Series C convertible preferred stock, $.00001 par value; 16,798,924 shares authorized; 11,072,239 shares issued and outstanding	—	8,092,568	(8,092,568	)(4)	—
Series D convertible preferred stock, $.00001 par value; 67,000,000 shares authorized; 30,156,259 shares issued and outstanding	—	3,075,523	(3,075,523	)(4)	—

TOTAL TEMPORARY EQUITY	—	15,412,039	(15,412,039)		—

See notes to pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONTINUED)

June 30, 2011

	LecTec Corporation	AxoGen Corporation	Pro Forma Adjustments		Pro Forma Combined
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.01 par value; 15,000,000 shares authorized; 4,305,026 historical shares issued and outstanding,			$62,118	(4)
10,940,494 pro forma shares issued and outstanding	$43,050	$—	4,237	(5)	$109,405
Series A convertible preferred stock, $.00001 par value; 2,544,750 shares authorized, issued and outstanding	—	1,125,000	(1,125,000)	(4)	—
Common stock, $.00001 par value; 133,000,000 shares authorized; 32,459,676 shares issued and outstanding	—	325	(325)	(4)	—
Additional paid-in capital	13,300,545	10,007,860	1,504,004	(3)	45,519,941
			19,091,316	(4)
			995,763	(5)
			620,453	(6)
Accumulated deficit	(1,794,599)	(42,850,946)	1,794,599	(4)	(35,669,563)
			1,987,057	(6)
			(134,570)	(6)
			6,746,896	(7)
			(1,400,000)	(10)
			(18,000)	(12)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	11,548,996	(31,717,761)	30,128,548		9,959,783

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$12,160,567	$6,102,330	$(169,278)		$18,093,619

See notes to pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2011

	LecTec Corporation	AxoGen Corporation	Pro Forma Adjustments		Pro Forma Combined
REVENUES	$5,869,118	$2,347,056	$(5,825,000)	(15)	$2,391,174
COST OF GOODS SOLD	—	763,080	—		763,080

GROSS PROFIT	5,869,118	1,583,976	(5,825,000)		1,628,094
OPERATING EXPENSES	3,870,881	3,937,146	(2,501,237)	(15)	5,306,790

INCOME (LOSS) FROM OPERATIONS	1,998,237	(2,353,170)	(3,323,763)		(3,678,696)
OTHER INCOME (EXPENSE)	27,413	(1,615,894)	1,193,660	(9)	(394,821)

INCOME (LOSS) BEFORE INCOME TAXES	2,025,650	(3,969,064)	(2,130,103)		(4,073,517)
INCOME TAX EXPENSE	(870,000)	—	870,000	(12)	—

NET INCOME (LOSS)	$1,155,650	$(3,969,064)	$(1,260,103)		$(4,073,517)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	4,305,026				10,938,247

Diluted	4,309,578				10,938,247

INCOME (LOSS) PER COMMON SHARE:
Basic	$0.27				$(0.37)

Diluted	$0.27				$(0.37)

See notes to pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Twelve Months Ended December 31, 2010

	LecTec Corporation	AxoGen Corporation	Pro Forma Adjustments		Pro Forma Combined
REVENUES	$91,273	$3,004,445	$—		$3,095,718
COST OF GOODS SOLD	—	1,378,936	—		1,378,936

GROSS PROFIT	91,273	1,625,509	—		1,716,782
OPERATING EXPENSES	1,939,798	6,107,079	—		8,046,877

LOSS FROM OPERATIONS	(1,848,525)	(4,481,570)	—		(6,330,095)
OTHER INCOME (EXPENSE)	23,179	(941,591)	1,352,687	(9)	(684,819)
			(1,119,094)	(16)

LOSS BEFORE INCOME TAXES	(1,825,346)	(5,423,161)	233,593		(7,014,914)
INCOME TAX BENEFIT	509,047	—	(509,047)	(12)	—

NET LOSS	$(1,316,299)	$(5,423,161)	$(275,454)		$(7,014,914)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	4,304,204				10,922,310

Diluted	4,304,204				10,922,310

LOSS PER COMMON SHARE:
Basic	$(0.31)				$(0.64)

Diluted	$(0.31)				$(0.64)

See notes to pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1.	The Merger and Basis of Presentation

On May 31, 2011, LecTec entered into an Agreement and Plan of Merger with Nerve Merger Sub Corp., a wholly owned subsidiary of LecTec (“Merger Sub”), and AxoGen, as subsequently amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 30, 2011, and Amendment No. 2 to Agreement and Plan of Merger, dated as of August 9, 2011, among LecTec, Merger Sub and AxoGen (the “Merger Agreement”). AxoGen is a privately held company that develops and markets surgical products for the reconstruction and protection of peripheral nerves. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into AxoGen and AxoGen is the surviving corporation and a wholly owned subsidiary of LecTec (the “Merger”). On September 30, 2010, the Merger was completed. Immediately following the Merger, LecTec changed its name to AxoGen, Inc.

Pursuant to the terms of the Merger Agreement, each share of AxoGen’s common stock that was issued and outstanding at such time was cancelled and converted into the right to receive 0.03727336 shares of LecTec’s common stock. 6,211,759 shares of LecTec’s common stock were issued in exchange for the stock of AxoGen, giving effect to the conversion of all of AxoGen’s outstanding convertible securities, as discussed in more detail below, and that 567,586 shares of LecTec’s common stock were reserved for issuance upon exercise of AxoGen’s outstanding stock options which were converted into LecTec stock options. As a result of the Merger, all of AxoGen’s outstanding convertible securities were converted to shares of LecTec’s common stock, because (i) prior to the execution of the Merger Agreement, greater than 60% of the aggregate outstanding shares of AxoGen’s Series B, Series C and Series D preferred stock agreed to the automatic conversion of all outstanding shares of AxoGen’s preferred stock (including the Series A preferred stock) into shares of AxoGen’s common stock immediately prior to the effective time of the Merger (which is the required threshold to trigger such conversion under Article 6 of AxoGen’s Second Amended and Restated Certificate of Incorporation); and (ii) the Convertible Notes were automatically converted into AxoGen’s common stock immediately prior to the effective time of the Merger pursuant to their terms which provide for such conversion immediately prior to the effective time of the Merger. These shares of AxoGen’s common stock issued pursuant to the conversion of the preferred stock and the Convertible Notes were then cancelled and converted into the right to receive LecTec’s common stock pursuant to the Merger Agreement. Additionally, all of the outstanding warrants expired unexercised because, pursuant to their terms, all such warrants will expire immediately prior to the effective time of the Merger, and over 98% of the warrants have exercise prices greater than the value of the per share consideration in the Merger with the remainder having exercise prices equal to such per share consideration. In addition, current security holders of AxoGen have agreed to purchase, immediately following the Merger, an additional 423,709 shares of LecTec’s common stock at a price per share of $2.36. Upon consummation of these transactions, current AxoGen security holders will own approximately 60% of LecTec’s common stock on a fully diluted basis.

Upon the closing of the transaction AxoGen stockholders will own a majority of the voting stock of the combined company, pre-Merger officers of AxoGen will assume key management positions at the combined company and pre-Merger directors of AxoGen will hold a majority of the board of directors of the combined company. As a result, AxoGen will be deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as a reverse acquisition in accordance with FASB Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Accordingly, the assets and liabilities of LecTec will be recorded at their estimated fair values as of the Merger closing date.

2.	Estimate of Consideration Expected to be Transferred

After consideration of the historical market price of LecTec’s common stock, on September 29, 2011 (i.e. $2.75 per share), the last practicable date to allow for preparation of this filing, the purchase price of LecTec was estimated at $13 million. The purchase price represents the sum of (i) the $11,839,000 estimated fair value of the 4,305,026 shares of LecTec’s common stock, $.01 par value, to be retained by the existing common stockholders of LecTec, plus (ii) the $1,196,000 estimated fair value of the 454,000 vested LecTec stock options. The estimated value of LecTec stock options as of September 29, 2011 was determined by applying the Black-Scholes-Merton Model using the stock price of $2.75 per common share, a weighted average exercise price of $3.79, a weighted average estimated life of 6.19 years, a risk free rate of 1.30% and an expected stock price volatility of 167.50%.

3.	Allocation of Cost of the Acquired Entity

Based on the June 30, 2011 estimated purchase price allocation, the $1.2 million excess of the $13 million estimated purchase price over the $11.8 million estimated fair valve of LecTec’s net assets has been allocated to goodwill. The allocation of the estimated purchase price is included in the pro forma condensed combined balance sheet at June 30, 2011 and subject to adjustment upon a post-Merger detailed review of net assets to be acquired and their estimated fair values.

The following is a summary of the estimated purchase price allocation and goodwill:

Cash and cash equivalents	$7,840,329
Certificates of deposit	1,714,848
Other current assets	19,761
Notes and accrued interest receivable	2,520,712
Property and equipment	2,358
Intangible assets	300,000
Accounts payable and accrued expenses	(611,571)

Estimated fair value of LecTec’s net assets	11,786,437
Estimated purchase price	13,035,000

Estimated goodwill	$1,248,563

The following is a summary of LecTec’s estimated net asset fair value adjustment and goodwill:

Increase in fair value of intangible assets	$255,441
Estimated goodwill	1,248,563

Adjustment to additional paid-in capital	$1,504,004

4.	Common Stock, Additional Paid-in Capital and Stock Options

The following is a summary of LecTec common stock outstanding after the Merger:

Common Stock	Shares
Shares held by existing LecTec common stockholders as of June 30, 2011	4,305,026
Shares of LecTec common stock to be issued to AxoGen stockholders	6,211,759
Additional shares of LecTec common stock to be purchased by certain AxoGen stockholders	423,709

Total shares outstanding after the Merger	10,940,494

The unaudited pro forma condensed combined financial statements reflect the issuance of 6,211,759 shares of LecTec’s common stock ($0.01 par value per share) to AxoGen shareholders in exchange for the following AxoGen debt and equity instruments:

•	Convertible Debt — 3,005,672 shares of LecTec’s common stock:

The conversion of AxoGen’s outstanding convertible debt of:

•

$1,338,455 and $2,359,090, accrued interest of $213,124, and estimated future interest of $50,246 using a conversion price of $0.0572 (as defined in the convertible debt agreement, the conversion price is 65% of the price per share paid at the next equity financing or $0.088) into 69,271,003 shares of AxoGen’s common stock or 2,581,963 shares of LecTec’s common stock using the 0.03727336 exchange ratio.

•	$500,000 and an additional note of $500,000 to be issued into 423,709 shares of LecTec’s common stock using the $0.088 conversion price and 0.03727336 exchange ratio.

•	Preferred Stock — 1,996,206 shares of LecTec’s common stock:

Each share of AxoGen’s preferred stock is convertible into one share of AxoGen’s common stock. The pro forma balance sheets include the conversion of AxoGen’s:

•	Series A convertible preferred stock of 2,544,750 shares,

•	Series B convertible preferred stock of 9,782,609 shares,

•	Series C convertible preferred stock of 11,072,239 shares, and

•	Series D convertible preferred stock of 30,156,259 shares.

for a total of 53,555,857 shares into 1,996,206 LecTec’s common shares using the 0.03727336 exchange ratio.

•	Common Stock — 1,209,881 shares of LecTec’s common stock:

The conversion of 32,459,676 shares of AxoGen’s common stock into 1,209,881 shares of LecTec’s common stock using the 0.03727336 exchange ratio.

Additionally, the pro forma condensed combined financial statements reflect 423,709 shares of LecTec common stock to be purchased by certain AxoGen’s stockholders immediately after the closing of the Merger at a price of $2.36 per share.

The pro forma condensed combined financial statements also reflect elimination of LecTec’s historical accumulated deficit as a result of the Merger.

The following summary reflects the conversion of AxoGen’s convertible debt and equity into 6,211,759 shares of LecTec’s common stock and the elimination of LecTec’s accumulated deficit:

Accrued interest included in accounts payable and accrued expenses	$213,124
Long-term debt, related party	1,338,455
Long-term debt	2,359,090
Long-term debt	500,000
Series B convertible preferred stock	4,243,948
Series C convertible preferred stock	8,092,568
Series D convertible preferred stock	3,075,523
Series A convertible preferred stock	1,125,000
Common Stock	325

AxoGen’s convertible debt and equity	20,948,033
Issuance of LecTec’s common stock—6,211,759 shares at $.01 par value	(62,118)
Elimination of LecTec’s accumulated deficit	(1,794,599)

Adjustment to additional-paid-in capital	$19,091,316

5.	Purchase of Common Stock

This adjustment represents the purchase of 423,709 shares of LecTec common stock by certain AxoGen stockholders at approximately $2.36 per share immediately after closing of the Merger.

6.	Deferred Financing Cost and Warrant Liability

This adjustment reflects the elimination of deferred financing cost and warrant liability as a result of the conversion of the related debt and preferred stock in accordance with the Merger.

7.	Preferred Stock Dividend

This adjustment represents the elimination of the preferred stock dividend on AxoGen’s outstanding Preferred Stock since the Preferred Stock dividend will be forfeited in accordance with the Merger.

8.	Stock-based Compensation

Upon Merger, 15,227,654 shares of AxoGen common stock reserved for issuance pursuant to AxoGen stock options will no longer be subject to such reservation and LecTec will reserve 567,586 shares of LecTec common stock for LecTec stock options to be exchanged for AxoGen stock options. The incremental cost of approximately $68,000 resulting from the stock option modification is not included in the unaudited pro forma condensed combined statements of operations.

9.	Interest Expense and Change in Fair Value of Warrants

This adjustment reflects the reversal of the following expenses as they would not be incurred assuming the Merger had been completed at the beginning of the period:

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
Interest expense related to amortization of deferred financing cost	$1,031,406	$1,322,413
Interest expense related to amortization of debt discount on AxoGen’s warrants	11,435	108,580
Interest expense related to convertible notes	213,124	—
Change in fair value of warrant liability	(62,305)	(78,306)

	$1,193,660	$1,352,687

10.	Merger Related Charges

The total Merger related costs have been preliminarily estimated to be approximately $1.40 million and are not included in the unaudited pro forma condensed combined statements of operations.

11.	Basic and Diluted Income (Loss) per Share

Basic income (loss) per common share is computed by dividing net income (loss) by the weighted average common shares outstanding. Diluted income (loss) per common shares is computed by dividing net income (loss) by the weighted average common shares outstanding and common shares equivalents related to stock options when dilutive. The effect of any outstanding common stock equivalents for the six months ended June 30, 2011 and the year ended December 31, 2010 has not been included in the pro forma per share amounts as it would be anti-dilutive.

Pro forma weighted average shares outstanding were as follows:

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
LecTec’s historical weighted average shares	4,305,026	4,304,204
LecTec’s shares issued from conversion of AxoGen’s convertible debt, preferred stock, and common stock	6,209,512	6,194,397
Additional shares of LecTec common stock to be purchased by AxoGen stockholders	423,709	423,709

Weighted average shares outstanding—basic and diluted	10,938,247	10,922,310

12.	Income Taxes

No income tax benefit was included in the unaudited pro forma condensed combined statements of operations because a full valuation allowance has been established on the deferred tax asset as it is more likely than not that future tax benefits will not be realized.

13.	Non-recurring Charges

The unaudited pro forma condensed combined statements of operations do not include the impact of the following non-recurring (income) expense items directly related to the Merger:

Merger related charges	$1,400,000
AxoGen’s incremental cost on stock option modification	68,000

Total	$1,468,000

14.	LecTec’s Notes Receivable and AxoGen’s Long-Term Debt

This adjustment represents elimination of $2,000,000 and $500,000 notes issued by AxoGen to LecTec outstanding at June 30, 2011 and the related interest of $20,712 for the six months ended June 30, 2011.

LecTec also had a commitment to loan an additional $2,000,000 to AxoGen on the earlier of (a) 90 days after the date of the initial $2,000,000 loan on May 31, 2011 or (b) receipt of all required shareholder approvals of the Merger. On August 29, 2011, AxoGen issued an additional subordinated secured convertible promissory note in the principal amount of $2,000,000 to LecTec on the same terms as the $2,000,000 and $500,000 notes issued by AxoGen to LecTec in May 2011.

Subsequent to the Merger, LecTec forgave these notes.

15.	Infringement Revenue

This adjustment represents elimination of $5,825,000 of infringement revenue of LecTec and the related expenses of $2,501,237 for the six months ended June 30, 2011. Those revenue and expenses were excluded since they were considered to be non-recurring items.

16.	Gain from Termination of Distribution Agreement

This adjustment represents elimination of $1,119,094 of AxoGen’s gain from termination of distribution agreement since it was considered to be a non-recurring item.

17.	Loan and Security Agreement

On September 30, 2011, AxoGen and its parent company, AxoGen, Inc., as borrower, entered into a $5 million Loan and Security Agreement with Midcap Financial SBIC, LP, as administrative agent. The lenders received warrants to purchase 89,686 shares of AxoGen, Inc.’s common stock at $2.23 per share.